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                                                                   EXHIBIT 10.17


                                      CASH COLLATERAL ACCOUNT AGREEMENT dated as
                           of November 24, 1998 (this "Agreement"), between NEENAH FOUNDRY COMPANY, a Wisconsin corporation, as grantor (the "Grantor") and THE CHASE MANHATTAN BANK ("Chase"), a New York banking corporation, as administrative agent, (in such capacity, the "Administrative Agent") and as collateral agent, (in such capacity, the "Collateral Agent") for the Lenders (as defined below).


                  A. Pursuant to the Credit Agreement dated as of April 30, 1997, as amended and restated as of September 12, 1997, as of April 3, 1998, and as of September 8, 1998, and as further amended by Amendment No. 1, Consent and Waiver dated as of November 18, 1998 (the "Amendment"), among the Grantor, NFC Castings Inc., the financial institutions from time to time party thereto (the "Lenders") and Chase, as issuing bank, as Administrative Agent, and as Collateral Agent for the Lenders (such credit agreement, as so amended, the "Credit Agreement"), the Lenders have extended and have agreed to extend credit to the Grantor on the terms and subject to the conditions set forth therein.

                  B. Pursuant to the Amendment, the Required Lenders have consented to the issuance of the New Subordinated Debt (as defined in the Amendment), and the Grantor has agreed to deposit certain of the net proceeds of the New Subordinated Debt in a cash collateral account with the Collateral Agent, pending disposition of such proceeds as permitted by the Amendment.

                  Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Defined Terms. As used herein, capitalized terms defined in the Amendment or the Credit Agreement and not otherwise defined herein are used herein as so defined, and the following terms shall have the following meanings:

           "Account" shall have the meaning assigned in Section 2.01 hereof.

           "Collateral" shall have the meaning assigned in Section 2.01 hereof.

           "Proceeds" shall mean "proceeds" as such term is defined in Section 9-306(1) of the UCC.

           "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.




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                                   ARTICLE II

                            Grant of Security Interest
                            --------------------------

                  SECTION 2.01. Security Interest. As security for the prompt and complete payment and performance in full of all the Obligations, the Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a first priority security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under the account (the "Account") of the Grantor identified in Schedule I hereto, together with all funds, items, instruments, investments, securities and other things of value at any time paid to, deposited to, credited to or held (whether for collection, provisionally or otherwise) in such Account and all other property of the Grantor from time to time in transit to such Account, and all Proceeds of all the foregoing, including, without limitation, any of the foregoing from time to time paid to, deposited to, credited to or held in such Account (all of which being hereinafter collectively called the "Collateral").

                  SECTION 2.02. Account. (a) The Grantor shall cause the Deposited Funds to be deposited in the Account on the date hereof. The Account shall be under the sole dominion and control of the Collateral Agent, and the Collateral Agent shall have the sole right to make withdrawals from the Account and to exercise all rights with respect to the Collateral from time to time therein as set forth in this Agreement and the Loan Documents; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would occur as a result of a requested disbursement, the Collateral Agent shall, from time to time, disburse all or any portion of the Collateral to the Grantor upon receipt of a written request executed on behalf of the Grantor by any Person purporting to be a Responsible Officer of the Grantor (an "Officer") in such amounts as shall be specified in such requests to be used by the Grantor to finance the Acquisition (as defined in the Amendment) or any other Permitted Acquisition and related fees and expenses, or to prepay Loans in accordance with Section 2.13(d) of the Credit Agreement.

                  (b) Until the termination of this Agreement, the Collateral Agent is authorized to and, so long as no Default or Event of Default has occurred and is continuing, shall at the direction of any Officer invest the Collateral in Permitted Investments maturing on or prior to February 15, 1999, and shall take such other actions with respect to such Collateral as any such Officer may reasonably direct. As long as no Default or Event of Default has occurred and is continuing all interest and other income accruing on or to the Collateral shall be distributed to the Grantor at its direction. All risk of loss in respect of such investments shall be borne by the Grantor.

                  (c) The Collateral Agent is hereby authorized to sell Collateral in order to permit the disbursements and withdrawals from the Account contemplated by this Agreement. In connection with any disbursement requested by the Grantor under paragraph (a) above, the Collateral Agent shall, if any Officer shall specify Collateral to be sold, first sell such specified Collateral.
                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

                  The Grantor hereby represents and warrants to the Collateral Agent, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

                  SECTION 3.01. Validity, Perfection and Priority. The security interests in the Collateral purported to be granted to the Collateral Agent hereunder by the Grantor constitute valid and continuing first priority perfected security interests in the Collateral.




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                  SECTION 3.02. No Liens; Other Financing Statements. (a) Except
for the Lien granted to the Collateral Agent hereunder or under any other Loan Document, the Grantor owns and, as to all Collateral in which a security interest is purported to be created hereunder, whether now existing or hereafter acquired, will continue to own, each item of such Collateral free and clear of any and all Liens, rights or claims of all other Persons, and the Grantor shall defend such Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent hereunder or under any other Loan Document.

                  (b) No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral purported to be granted hereby by the Grantor is on file in any public office other than financing statements filed or to be filed in connection with the security interests granted to the Collateral Agent hereunder or under any other Loan Document.

                  SECTION 3.03. Basic Representations and Warranties. (a) The Grantor is duly organized and validly existing in good standing as a corporation under the laws of Wisconsin.

                  (b) The Grantor has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to establish the Account and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the establishment and maintenance of the Account. The Grantor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation of the Grantor, enforceable against it in accordance with its terms.


                                   ARTICLE IV

                               Further Assurances
                               ------------------

                  The Grantor will from time to time at the expense of the Grantor, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Collateral Agent may deem reasonably desirable in obtaining the full benefits of this Agreement and of the rights, remedies and powers herein granted.


                                    ARTICLE V

                                Power of Attorney
                                -----------------

                  The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, upon the occurrence and during the continuance of an Event of Default, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action by any technologically available means, which may include, without limitation, any form of electronic data transmission, and to execute in any appropriate manner, which may include, without limitation, using any symbol that the Collateral Agent may adopt to signify the Grantor's intent to authenticate, any and all documents and instruments which may be necessary or desirable to protect the Collateral Agent and the Secured Parties' interest in the Collateral or to exercise the rights and remedies with respect thereto hereunder and under the other Loan Documents.



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                   This power of attorney is a power coupled with an interest and shall be irrevocable.


                                   ARTICLE VI

                          Remedies; Rights Upon Default
                          -----------------------------

                  SECTION 6.01. Rights and Remedies Generally. If an Event of Default shall occur and be continuing, then and in every such case, the Collateral Agent shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Agreement and all the rights set forth with respect to the Collateral or this Agreement in any other Security Document.

                  SECTION 6.02. Expenses; Attorneys Fees. The Grantor shall reimburse the Collateral Agent for all its reasonable expenses in connection with the exercise of its rights hereunder, including, without limitation, all reasonable attorneys' fees and legal expenses incurred by the Collateral Agent. All such expenses shall be secured hereby.

                  SECTION 6.03. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Except as otherwise provided herein or in any other Loan Document, the Collateral Agent shall have no other obligation with respect to the Collateral.



                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

                  SECTION 7.01. Termination. This Agreement shall terminate on February 15, 1999, or such earlier date on which all Deposited Funds have been used (i) to finance the Acquisition, (ii) to finance other Permitted Acquisitions, (iii) to pay related fees and expenses or (iv) to prepay Loans in accordance with Section 2.13(d) of the Credit Agreement. At the time of such termination, so long as no Default or Event of Default shall have occurred and be continuing, to the extent that there is Collateral remaining in the Account, such Collateral (but not any investment earnings, if any, thereon, which shall be for the account of the Grantor) shall be applied by the Administrative Agent to the prepayment of Loans in Accordance with Section 2.13(d) of the Credit Agreement. If the maturity of the Loans has been accelerated pursuant to Article VII of the Credit Agreement, then the Administrative Agent may, in its discretion, apply the Collateral remaining in the Account (and all investment earnings, if any, thereon) to any of the Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents.

                  SECTION 7.02. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts in the Account against any of and all the Obligations now or hereafter existing under the Credit Agreement and other Loan Documents, irrespective of whether or not any demand under the Credit Agreement or such other Loan Document shall have been made and although such obligations may be unmatured. The rights of the Collateral



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Agent under this Section 7.02 are in addition to any other rights and remedies
(including other rights of setoff) which the Collateral Agent may have.

                  SECTION 7.03. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Article IX of the Credit Agreement.

                  SECTION 7.04. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  SECTION 7.05. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.


                  IN WITNESS WHEREOF, the Grantor, the Administrative Agent, and the Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.


                                  NEENAH FOUNDRY COMPANY,

                                       by
                                          ---------------------------------
                                           Name:
                                           Title:


                                  THE CHASE MANHATTAN BANK, as Administrative
                                  Agent and Collateral Agent,

                                       by
                                          ----------------------------------
                                           Name:
                                           Title:



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                                                                      SCHEDULE I


                                     Account
                                     -------

Account Name                              Account No.
------------                              -----------

Neenah Foundry Co                         ###-##-####
Cash Collateral A/C






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